                                                                       EXHIBIT 8




                              CUSTODIAN AGREEMENT



                                    between



                              INTRUST FUNDS TRUST



                                      and



                               INTRUST BANK, N.A.





                            DATED NOVEMBER 25, 1996

                               TABLE OF CONTENTS


                                                                                                           Page No.
                                                                                                           --------
I.         DEFINITION AND EMPLOYMENT OF INTRUST BANK, N.A. AS
           CUSTODIAN AND PROPERTY TO BE HELD BY IT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

II.        DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY
           OF THE TRUST HELD BY THE CUSTODIAN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2

           A.     Holding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2

           B.     Delivery of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3

           C.     Registration of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7

           D.     Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7

           E.     Payments for Portfolio Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8

           F.     Availability of Federal Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8

           G.     Collection of Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8

           H.     Payment of Portfolio Moneys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9

           I.     Liability for Payment in Advance of Receipt
                    of Securities Purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11

           J.     Payments for Repurchases or Redemptions of
                    Portfolio Shares of the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11

           K.     Appointment of Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

           L.     Deposit of Portfolio Assets in a Securities
                    Systems . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

           M.     Ownership Certificates for Tax Purchases  . . . . . . . . . . . . . . . . . . . . . . . .      15

           N.     Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15

           O.     Communications Relating to Portfolio
                    Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16

           P.     Proper Instructions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18

           Q.     Actions Permitted Without Express Authority . . . . . . . . . . . . . . . . . . . . . . .      19

           R.     Evidence of Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20

           S.     No Liability Until Receipt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20

           T.     Segregated Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20

III.       DUTIES OF CUSTODIAN WITH RESPECT TO BOOKS OF
           ACCOUNT AND CALCULATION OF NET ASSET VALUE
           AND NET INCOME   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21

IV.        RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21

V.         OPINIONS OF TRUST'S INDEPENDENT PUBLIC
           ACCOUNTANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22

VI.        REPORTS TO EACH PORTFOLIO AND INDEPENDENT
           PUBLIC ACCOUNTANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      22

VII.       COMPENSATION OF CUSTODIAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23

VIII.      RESPONSIBILITY OF CUSTODIAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23

IX.        FUNDS TRANSFERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25

X.         EFFECTIVE PERIOD, TERMINATION AND AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . .      27

XI.        SUCCESSOR CUSTODIAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28

XII.       INTERPRETIVE AND ADDITIONAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      30

XIII.      TRUSTEES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      30

XIV.       APPLICABLE LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      30





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
                              CUSTODIAN AGREEMENT


                 This Custodian Agreement between INTRUST Funds Trust, hereinafter called the "Trust," a Delaware business trust, organized on January 26, 1996, pursuant to the Trust Instrument, as the same may be amended from time to time, and INTRUST Bank N.A., hereinafter called "INTRUST" or the "Custodian."

                                  WITNESSETH:

                 That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

I. DEFINITIONS AND EMPLOYMENT OF INTRUST AS CUSTODIAN AND PROPERTY TO BE HELD BY IT. The Trust is an open-end investment company organized under the General Laws of the State of Delaware. For all purposes of this Agreement, a "Portfolio" shall mean a separate portfolio of assets of the Trust. The current portfolios are Cash Reserve Money Market Fund, Short Term High Quality Fund, Intermediate Bond Income Fund, Stock Appreciation Fund, International Multi-Manager Fund and Kansas Tax-Exempt Bond Fund. For the purposes of this Agreement, the term "Portfolio Shares" shall be deemed to refer to the shares of beneficial interest which are offered for each Portfolio, and the term "Adviser" shall be deemed to refer to the investment adviser of the Trust. The Trust hereby employs INTRUST as the custodian of the assets of each Portfolio. In the event the Trust establishes one or more





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
portfolios other than the Portfolios with respect to which the Trust decides to retain the Custodian to act as custodian hereunder, the Trust shall so notify the Custodian in writing. If the Custodian is willing to render such services, the Custodian shall promptly notify the Trust in writing whereupon such portfolio shall be deemed to be a Portfolio hereunder. The Trust agrees to deliver to the Custodian all securities other than securities issued by the Trust (the "Portfolio Securities") and cash owned by the Trust for the account of each Portfolio, and all payments of income, payments of principal or capital distributions received by the Trust with respect to all securities owned by the Trust for the account of each Portfolio from time to time, and the cash consideration received by the Trust for Portfolio Shares which may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Trust held or received by the Trust and not delivered to the Custodian.

                 The Custodian may from time to time employ one or more sub-custodians. The terms of each sub-custodian agreement shall be approved by a vote of the Trustees of the Trust. Each sub-custodian agreement shall specify the same standard of care as is set forth in this Agreement.

II. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE TRUST HELD BY THE CUSTODIAN.

                 A. Holding Securities. The Custodian shall hold, earmark and physically segregate for the account of each Portfolio all non-cash property delivered to it, including all securities





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
owned by each Portfolio, other than securities which are maintained pursuant to Section L of this Article II in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as a "Securities System".

                 B. Delivery of Securities. The Custodian shall release and deliver securities owned by each Portfolio held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions (as defined below in Section P of this Article II), which may be continuing instructions when deemed appropriate by the Trust and the Custodian, and only in the following cases:

                 (1) Except in the case of a sale effected through a Securities System, upon sale of such securities for the account of each Portfolio and receipt of payment therefor;

                 (2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by a Portfolio;

                 (3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section L hereof;

                 (4) To the transfer or forwarding agent in connection with tender or other similar offers for Portfolio





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
                            Securities of each Portfolio;

                 (5) To the issuer thereof or its agent when such Portfolio Securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

                 (6) To the issuer thereof, or its agent, for transfer into the name of a Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section K of this Article II or into the name or nominee name of any sub-custodian appointed pursuant to Article I; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

                 (7) Upon the sale of such securities for the account of a Portfolio, to the broker or its clearing agent against a receipt for examination in accordance with "street delivery" custom;

                 (8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of





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
                            the issuer, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                  (9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                 (10) For delivery in connection with any loans of securities made by a Portfolio, but only against Proper Instructions from the Adviser, against receipt of the designated collateral, which may be in the form of cash or obligations issued by the United States Government, its agencies or instrumentalities;

                 (11) For delivery as security in connection with any borrowings by a Portfolio requiring a pledge of assets by such Portfolio, but only against receipt of amounts borrowed;

                 (12) Upon receipt of instructions from the transfer agent for the Trust, for delivery to such transfer





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
                            agent or to holders of Portfolio Shares in connection with distributions in kind in satisfaction of requests by holders of Portfolio Shares for repurchase or redemption;

                 (13) For delivery in accordance with the provisions of any agreement among the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. (the "NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio;

                 (14) For delivery in accordance with the provisions of any agreement among the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio; and

                 (15) For any other proper corporate purposes, but only upon receipt of, in addition to Proper





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
                            Instructions, a notification signed by two officers of the Trust and certified by the Secretary or an Assistant Secretary of the Trust, specifying the securities to be delivered, setting forth the purposes for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.

                 C. Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of a Portfolio or in the name of any nominee of the Custodian, or in the name or nominee name of any agent appointed pursuant to Section K of Article II hereof or in the name or nominee name of any sub-custodian appointed pursuant to
Article I. All securities accepted by the Custodian on behalf of a Portfolio under the terms of this Contract shall be in "street" or other good delivery form.

                 D. Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of each Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each Portfolio, other than cash maintained by each Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for each Portfolio may be deposited by it to its credit as Custodian in the commercial banking side of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

                 E. Payment for Portfolio Shares. The Custodian shall receive from the distributor of each Portfolio's Portfolio Shares or from the transfer agent of the Trust and deposit into each Portfolio's account such payments as are received for Portfolio Shares of each Portfolio issued or sold from time to time by such Portfolio. The Custodian will provide timely notification to each Portfolio and the transfer agent of any receipt by it of cash payments for Portfolio Shares of such Portfolio.

                 F. Availability of Federal Funds. Upon mutual agreement between each Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions and in accordance with the agreed deadlines, which may be continuing instructions when deemed appropriate by the parties, make federal funds available to each Portfolio as of specified times agreed upon from time to time by such Portfolio and the Custodian in the amount of checks received in payment for Portfolio Shares of each Portfolio which are deposited into such Portfolio's account.





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
                 G. Collection of Income. The Custodian shall collect on a timely and reasonable basis all income and other payments with respect to registered securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business and shall collect on a timely and reasonable basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to such Portfolio's Custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.
The Custodian's obligations under this Section II.G. shall be to take all reasonable and customary steps to collect such income and payments, and the Custodian shall bear no responsibility for its failure to make collections beyond the exercise of such reasonable and customary steps.



                 H. Payment of Portfolio Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of a Portfolio in accordance with its usual and customary business practice, in the following cases only:

                        (1) Upon the purchase of securities for the account of a Portfolio but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the





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
                                  United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of such Portfolio or in the name of a nominee of the Custodian referred to in Section C of Article II hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section L of Article II hereof, or (c) in the case of repurchase agreements, (i) against delivery of securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities, or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio;

                        (2) In connection with conversion, exchange or surrender of securities owned by a Portfolio as set forth in Section B of Article II hereof;

                        (3) For the redemption or repurchase of Portfolio Shares as set forth in Section J of Article II hereof;





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
                        (4) For the payment of any expense or liability incurred by a Portfolio, including but not limited to the following payments for the accounts of such Portfolio: interest, taxes, management, administration, accounting, transfer agent and legal fees, and operating expenses of such Portfolio whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

                        (5) For the payment of any dividends declared pursuant to the governing documents of a Portfolio; and

                        (6) For any other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a notification signed by two officers of the Trust and certified by its Secretary or an Assistant Secretary of the Trust, specifying the amount of such payment, setting forth the purpose of which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

                        I. Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from such Portfolio to so pay in advance, the Custodian shall be absolutely liable to such Portfolio for such securities to the same extent as if the securities had been received by the Custodian.

                        J. Payments for Repurchases or Redemptions of Portfolio Shares of the Trust. The Custodian shall upon instruction from the distributor or transfer agent deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Portfolio. The Custodian will provide timely notification to the Portfolio and the transfer agent of any receipt by it of payments for Shares of such Portfolio.

                        From such funds as may be available for the purpose but subject to the limitations of the Trust Instrument and any applicable votes of the Board of Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of Proper Instructions from the transfer agent, make funds available for payment to holders of Shares who have delivered to the transfer agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the transfer agent to wire funds to the transfer agent for payment by the transfer agent or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Portfolio, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Trust to the holder of Shares, when presented to the Custodian in accordance with such





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
procedures and controls as are mutually agreed upon from time to time between the Trust and the Custodian.

                        K. Appointment of Agents. Subject to prior approval by the Board of Trustees of the Trust, the Custodian may at any time appoint any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article II as the Custodian may from time to time direct.

                        L. Deposit of Portfolio Assets in a Securities Systems. The Custodian may deposit and/or maintain securities owned by each Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of Treasury and certain federal agencies, collectively referred to herein as a "Securities Systems" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

                 (1) The Custodian may keep securities of each Portfolio in a Securities System provided that such securities are represented in an account (the "Account") of the Custodian in a Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers;





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
                 (2) The records of the Custodian with respect to securities of each Portfolio which are maintained in its Securities System shall identify by book-entry those securities belonging to each Portfolio;

                 (3) The Custodian shall pay for securities purchased for the account of each Portfolio upon (i) receipt of advices from a Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of each Portfolio. The Custodian shall transfer securities sold for the account of each Portfolio upon (i) receipt of advices from a Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Portfolio. Copies of all advices from its Securities System of transfers of securities for the account of each Portfolio shall be maintained for such Portfolio by the Custodian and be provided to such Portfolio at its request. The Custodian shall furnish each Portfolio confirmation of each transfer to or from the account of such Portfolio in the form of copies of daily transaction advices reflecting each day's transactions in its Securities System for the





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
                                  account of such Portfolio on the next
                                  business day, which daily transaction advices may be provided by electronic means;

                 (4) The Custodian shall have received the initial or annual certificate, as the case may be, required by Article X hereof;

                 (5) The Custodian shall provide each Portfolio with any report obtained by the Custodian on its Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in its Securities System;

                 (6) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to each Portfolio for any loss or damage to such Portfolio resulting from use of its Securities System by reason of any acts of negligence, misfeasance or misconduct of the Custodian or of any of its employees or from any failure of the Custodian or any such agent to make reasonable efforts to enforce effectively such rights as it may have against a Securities System; at the election of each Portfolio, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against a Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to





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
                                  the extent that a Portfolio has not been made whole for any such loss or damage.

                        M. Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of each Portfolio held by it and in connection with transfers of securities.

                        N. Proxies. The Custodian shall, with respect to the securities held by it hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Adviser such proxies, all proxy soliciting materials and all notices relating to such securities.

                        O. Communications Relating to Portfolio Securities. The Custodian shall transmit promptly to the Adviser all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for such Portfolio.

                  (1) Notwithstanding any provision hereunder to the contrary, with respect to Securities which possess so-called put options or similar characteristics which grant the Trust the option to redeem such Securities prior to their maturity date (the "Put Option Securities"), including, but not limited to, so-called put bonds, the Custodian shall not have any liability with respect to the exercise or non-exercise of any such Put Option, except that:

                        (a) With respect to put options which are exercisable semiannually or less frequently than semiannually, and where such Put Option Security is actually delivered to the Custodian not less than fifteen business days prior to the put option exercise date, the Custodian will use its best efforts to notify the Trust and the Adviser of such put options where correct and timely notification is published in the publications or services (the "Notification Sources") the Custodian routinely uses for this purpose, or as to which the Custodian receives timely notice from the Trust;

                        (b) Once notified, the Trust must direct the exercise or non-exercise of such put option by written instrument delivered to the Custodian not less than five business days prior to the put option exercise date;

                        (c) For the purposes of this Section O(1), a "business day" is a day on which the Custodian is open for business under the laws of the State of New York;

                                  the Notification Sources include, but are not limited to The Wall Street Journal and/or Depository Trust Company of New York. The Custodian reserves the right to utilize other Notification Sources or discontinue any of the aforementioned Notification Sources at any time and without notice. The Custodian will not notify the Trust of put options exercisable more frequently than semiannually.

                  (2) With respect to tender or exchange offers, the Custodian shall transmit promptly to the Adviser all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Adviser desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Adviser shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

                    P. Proper Instructions. "Proper Instructions" as used throughout this Article II means a writing signed or initialed by one or more person or persons and in the manner as the Trustees, the Adviser or the transfer agent, as the case may be, shall have authorized from time to time. Each such writing shall set forth the transaction involved, including a specific statement of the purpose of which such action is requested. The Custodian may also accept and rely on instructions transmitted by the Trust or the Trust's authorized agent including the Adviser, whether given orally, by telephone, cable or telex, facsimile transmission or other electronic means which the Custodian reasonably believes to be genuine. Oral instructions will be considered Proper Instructions if the Custodian believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust and the Adviser shall cause all oral instructions to be confirmed in writing. Written confirmation of oral instructions shall in no way affect any action the Custodian takes in reliance upon the oral instructions. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Trustees of the Trust accompanied by a detailed description of procedures approved by the Trustees, "Proper Instructions" may include communications effected directly between electromechanical or electronic devices provided that the Trustees and the Custodian agree that such procedures afford adequate safeguards for each Portfolio's assets.

                        Q.        Actions Permitted Without Express Authority.
The Custodian may in its discretion, without express authority from each
Portfolio:

                   (1) Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to each Portfolio, such expenses shall include, but not be limited to postage, shipping, courier, wire transfers, expenses to enforce any obligation of any agent, sub-custodian or Securities System and other out-of-pocket expenses not assumed by the Custodian pursuant to this Agreement;

                   (2) Surrender securities in temporary form in exchange for securities in definitive form;

                   (3) Endorse for collection, in the name of each Portfolio, checks, drafts and other negotiable instruments; and

                   (4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Portfolio except as otherwise directed by the Board of Trustees of the Trust.

                     R. Evidence of Authority. The Custodian shall be protected in acting upon any Proper Instructions whether oral or in writing, and any notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of a Portfolio. The Custodian may receive and accept a certificate copy of a vote of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote, or (b) of any determination or of any action by the Board of Trustees pursuant to the Trust Instrument as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

                        S. No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money whether or not represented by any check, draft, or other instrument for the payment of money, or any securities received by it on behalf of any Portfolio until the Custodian actually receives and collects such money or securities directly or by the final crediting of the Account representing the Portfolio's interest in a Securities System, or a subcustodian.

                        T. Segregated Accounts. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of a Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian in a Securities System or with a subcustodian, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or Commodity Futures Trading Commission or any registered contract market) or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by such Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by such Portfolio or commodity futures contracts or options thereon purchased of sold by such Portfolio, (iii) for the purposes of compliance by such Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies, and (iv) for other corporate purposes.

III. DUTIES OF CUSTODIAN WITH RESPECT TO BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trustees to keep the books of account of each Portfolio, compute the net asset value per share of the outstanding shares of each Portfolio and compute the daily net income of each Portfolio.

IV. RECORDS. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Portfolio under the Investment Company Act of 1940, including, but not limited to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to each Portfolio. All such records shall be available to each Portfolio and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of each Portfolio and employees and agents of the Securities and Exchange Commission. The Custodian shall, at each Portfolio's request, supply such Portfolio with a tabulation of securities owned by such Portfolio and held by the Custodian and shall, when requested to do so by a Portfolio and for such compensation as shall be agreed upon between such Portfolio and the Custodian, include certificate numbers in such tabulations.

V. OPINION OF TRUST'S INDEPENDENT PUBLIC ACCOUNTANTS. The Custodian shall take all reasonable action, as the Trust may from time to time request, to obtain from year to year favorable opinions from the Trust's independent public accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1A and the Trust's Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

VI.                REPORTS TO EACH PORTFOLIO BY INDEPENDENT PUBLIC ACCOUNTANTS.
The Custodian shall provide each Portfolio, at such times as each Portfolio may reasonably require and at the Portfolio's expenses, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement; such reports, which shall be of sufficient scope and in sufficient detail, as may reasonably be required by each Portfolio, to provide reasonable assurance that any material inadequacies disclosed by such examination, and, if there are no such inadequacies, shall so state.

VII. COMPENSATION OF CUSTODIAN. The Custodian shall be entitled to reasonable compensation for its services as Custodian, as set forth in the Supplements to this Agreement.

VIII. RESPONSIBILITY OF CUSTODIAN. The Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument believed by it to be genuine and to be signed by the proper party or parties.

                        The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action taken or omitted by it in good faith in accordance with such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check may be set forth in a separate agreement entered into between the Custodian, a Portfolio and the Adviser.

                        In carrying out the provisions of this Agreement the Custodian shall not be held liable for any act or failure to act which shall constitute the exercise of reasonable care, or is in accordance with industry standards and practice. Each Portfolio shall indemnify the Custodian and hold it harmless from and against all claims, liabilities, and expenses (including attorneys' fees) which the Custodian may suffer or incur on account of being Custodian hereunder except such claims, liabilities and expenses arising from the Custodian's own acts or omissions to act which shall fail to meet the foregoing standard of care.

                        If a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to such Portfolio being liable for the payment of money or incurring liability of some other form, such Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

                        If a Portfolio requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from the Custodian's own acts or omissions to act in the absence of reasonable care and in a manner that is not consistent with industry standards and practice, any property at any time held for the account of such Portfolio shall be security therefor and should such Portfolio fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

IX. FUNDS TRANSFERS. For the purposes of this Section IX, "funds transfer" shall mean a series of transactions, beginning with a payment order of an originator made for the purpose of making payment to the beneficiary of such order (such beneficiary is referred to as the "beneficiary") but does not include debit transfer made through the automated clearing house system or transfers governed by the Federal Electronic Funds Transfer Act and

"payment order" shall mean an instruction transmitted orally, electronically, or in writing to pay a fixed or determinable amount to a beneficiary.

                        In accepting any payment order directing payment from the account of a Portfolio to a beneficiary, the Custodian and the beneficiary's bank may rely solely upon any account number or similar identifying number such Portfolio has provided to identify (i) the beneficiary,
(ii) the beneficiary's bank, or (iii) an intermediary bank to be used in executing such payment order. A Portfolio shall be required to pay the Custodian and the Custodian is authorized to charge the account of such Portfolio for any funds transfer made by the Custodian at the direction of such Portfolio utilizing any such identifying numbers even where their use may result in a person other than the beneficiary being paid or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank other than that intended. In sending any payment order the Custodian may send only the account number (or similar identifying number) and the bank identification number provided.

                        When the Custodian receives a payment order to which a Portfolio is the beneficiary it may credit the proceeds of that order solely on the basis of the account number (or similar identifying number) contained in such payment order.

                        If any payment order is transmitted through any funds transfer system including, but not limited to the Clearing House Interbank Payment System (CHIPS) or the automated clearing house system (ACH), a Portfolio shall be subject to the rules of such funds transfer system in effect at the time that such transfer is made. Any provisional credit granted on any ACH credit entry may be reversed by the Custodian if final settlement does not occur.

                        Should the Custodian be required to pay a Portfolio any interest in connection with a payment order (whether as the originator or the beneficiary) such interest shall be computed based on the Rules on Interbank Compensation then in effect in The New York Clearing House Association.

                        In executing any payment order the Custodian may use the services of correspondent and intermediary banks, funds transfer systems, telecommunication companies and other entities of similar purpose. Such entities shall not be deemed the Custodian's agents, and the Custodian will not be responsible for their acts or omissions with regard to any payment orders in the absence of the exercise of reasonable care as is consistent with industry standards and practice on the part of the Custodian.

X.                 EFFECTIVE PERIOD - TERMINATION AND AMENDMENT.

                        (a) Subject to prior termination as provided in paragraph (d) of this Section X, this Agreement shall continue in force for two
(2) years from the date hereof and indefinitely thereafter, but only so long as the continuance shall be specifically approved at least annually by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust;

                        (b) This Agreement may be modified by mutual consent;

                        (c)       In addition to the requirements of
sub-paragraph (a) of this Section X, the terms of any continuance or modification of the Agreement must have been approved by the vote of a majority of those Trustees of the Trust who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; and

                        (d) Either party hereto may, at any time, on sixty (60) days' prior written notice to the other, terminate this Agreement, without payment of any penalty, provided however that the Trust shall only do so by action of its Board of Trustees, or by vote of a majority of its outstanding voting securities. This Agreement shall terminate automatically in the event of its assignment.

                        The Custodian shall receive an initial certificate from the Trust that the Trustees of the Trust have approved the initial use of a particular Securities System and an annual certificate reporting that the Trustees, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended, have reviewed the use by each Portfolio of such Securities System; further the Trust shall not amend or terminate the Agreement in contravention of any applicable federal or state regulations, or any provision of the Trust Instrument; and the Trust may at any time by action of its Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the appropriate banking authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

                        Upon termination of the Agreement, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements, including any costs, expenses and disbursements incurred in performing the obligations set forth in Section XI hereof.

                        If this Agreement is terminated with respect to any Portfolio, it shall nonetheless remain in effect with respect to any remaining Portfolio.

XI. SUCCESSOR CUSTODIAN. If a successor custodian is appointed by the Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and other assets of each Portfolio then held by it hereunder. The Custodian shall also deliver to such successor custodian copies of such books and records relating to each Portfolio including but not limited to the records required to be maintained by the Custodian in accordance with the Investment Company Act of 1940.

                        If no such successor custodian is appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Trust, deliver at the office of the Custodian such securities, funds and other properties in accordance with such vote.

                        In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

                        In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of a vote of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

XII. INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Trust Instrument of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment to this Agreement.

XIII. TRUSTEES. All references to actions of or by Trustees of the Trust shall require action by such Trustees acting as a Board or formally constituted group and not individually.

XIV. APPLICABLE LAW. This Agreement shall be construed and the provision thereof interpreted under and in accordance with the laws of New York. The name "INTRUST Funds Trust" is the designation by the Trustees under the Trust Instrument, dated January 26, 1996, as amended, and all persons dealing with the Trust must look solely to the Trust property for the enforcement of any claims against the Trust as neither any or all of the Trustees, officers, or agents, nor any or all of the shareholders assume(s) any personal liability for obligations entered into on behalf of the Trust.

                        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                       ---------------------------------



                                       By:
                                          ------------------------------

                                       Title:


                                       INTRUST FUNDS TRUST



                                       By:
                                          ------------------------

                                       Title: